UNITED STATES
SECURITIES AND EXCHANGE COMMISSION\

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2011

XOMA LTD.
(Exact name of registrant as specified in its charter)

BERMUDA
(State or other jurisdiction of incorporation)

0-14710 (Commission File Number)	52-2154066 (IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California (Address of principal executive offices)	94710 (Zip Code)
Registrant's telephone number, including area code	(510) 204-7200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, XOMA Ltd. (the “Company”) entered into an employment agreement with Paul Rubin, M.D. that provides for his employment as Vice President and Chief Medical Officer.  Dr. Rubin's expertise in antibodies, small molecules and inflammatory diseases and responsibility for clinical development and approval of several products are described in the press release filed as Exhibit 99.1 hereto, which is incorporated herein by reference. Under the agreement, Dr. Rubin will be entitled to a salary of not less than $340,000 per year and to participate in any benefit plan for which key executives of the Company are eligible, including the Company’s Management Incentive Compensation Plan. Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, Dr. Rubin will be entitled to his then current base salary, target bonus and benefits for nine months, as well as a pro-rated portion of his then current target bonus and outplacement services for six months not to exceed $8,000 in value. The agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated.

Dr. Rubin has also entered into a change of control severance agreement that may require us to make certain payments and/or provide certain benefits to him in the event of a termination of employment or a change of control, on substantially the same terms as the change of control severance agreements entered into by the Company’s named executive officers as described in the Company’s proxy statement for its 2011 annual general meeting of shareholders.  Pursuant to this agreement, if Dr. Rubin’s employment is involuntarily terminated within 18 months of a change of control, then (i) he shall be entitled to receive a severance payment equal to the sum of (A) an amount equal to 1.5 times his annual base salary as in effect immediately prior to the involuntary termination, plus (B) an amount equal to 1.5 times his target bonus as in effect for the fiscal year in which the involuntary termination occurs, and (ii) for a period of 18 months following such termination, the Company shall make available and pay for the full cost of the coverage of Dr. Rubin and his spouse and eligible dependents under any group health plans of the Company on the date of such termination of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for him or such covered dependents on the date immediately preceding the date of his termination.

In connection with his commencement of employment, Dr. Rubin has also been granted share options under the Company’s Long Term Incentive and Share Award Plan to purchase an aggregate of 240,000 of the Company’s common shares, which share options have a maximum term of 10 years and an exercise price of $3.04 per share.

Dr. Rubin’s employment agreement is filed, and the form of his change of control severance agreement is incorporated by reference, as an exhibit to this Form 8-K, and the foregoing descriptions thereof are qualified in their entirety by reference to the full text of such exhibits.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Employment Agreement entered into between XOMA (US) LLC and Paul Rubin, M.D., effective as of May 31, 2011
10.2	Form of Change of Control Severance Agreement entered into between XOMA Ltd. and certain of its executives, with reference schedule (Exhibit 10.12)*
99.1	Press Release dated June 7, 2011
____________
*	Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December, 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 16, 2011

XOMA LTD. By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement entered into between XOMA (US) LLC and Paul Rubin, M.D., effective as of May 31, 2011
10.2	Form of Change of Control Severance Agreement entered into between XOMA Ltd. and certain of its executives, with reference schedule (Exhibit 10.12)*
99.1	Press Release dated June 7, 2011
____________
*       Incorporated by reference to the referenced exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December, 31, 2010.